   As filed with the Securities and Exchange Commission on October 19, 2001
                                                     Registration  No. 333-64540
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4

            Registration Statement Under The Securities Act Of 1933

                               ----------------
                             ARCHSTONE-SMITH TRUST
                          ARCHSTONE COMMUNITIES TRUST
            (Exact Name of Registrant as Specified in Its Charter)

                   Maryland                        84-1592064
                   Maryland                        74-6056896
           (State of Incorporation)  (I.R.S. Employer Identification Number)

                     7670 SOUTH CHESTER STREET, SUITE 100,
                           ENGLEWOOD, COLORADO 80112
                                (303) 708-5959
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrants' Principal Executive Office)

                             Caroline Brower, Esq.
                   Senior Vice President and General Counsel
                          Archstone Communities Trust
                     7670 South Chester Street, Suite 100
                           Englewood, Colorado 80112
                                (303) 708-5959
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                  Copies to:


        Edward J. Schneidman, Esq.         J. Warren Gorrell, Jr., Esq.
          Michael T. Blair, Esq.               Bruce W. Gilchrist, Esq.
           Mayer, Brown & Platt                  Hogan & Hartson L.L.P.
        190 South LaSalle Street             555 Thirteenth Street, N.W.
         Chicago, Illinois 60603                Washington, D.C.  20004
              (312) 782-0600                         (202) 637-5600

                               ----------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

                               ----------------

-------------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------

                                                                           Proposed        Proposed
                                                           Amount          Maximum         Maximum
              Title of Each Class of                       to be        Offering Price     Aggregate        Amount of
           Securities to be Registered                  Registered (1)     Per Unit      Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Archstone-Smith Operating Trust Class A-1 common          26,800,413      Not Applicable  Not Applicable       $0 (2)
 units, $0.01 par value per unit
-------------------------------------------------------------------------------------------------------------------------------
Archstone-Smith Trust common shares of beneficial         26,800,413      Not Applicable  Not Applicable   Not Applicable (4)
 interest, $0.01 par value per share (3)
-------------------------------------------------------------------------------------------------------------------------------
Total                                                   Not Applicable    Not Applicable  Not Applicable       $0
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of Class A-1 common units of Archstone-Smith Operating Trust and common shares of Archstone-Smith Trust, respectively, that may be issued to persons other than Archstone-Smith Trust pursuant to the transaction described in this Registration Statement. Archstone has previously registered 15,204,441 Class A-1 common units. This amendment is being filed to correct an error in the filing fee table of the Registration Statement at the time it was declared effective. The number of Class A-1 common units reflected in the filing fee table should have been 26,800,413 rather than 15,204,441. Because the entire filing fee was previously paid, no additional filing fee is required. The Archstone Class A-1 common units are redeemable at the option of the holder thereof for cash in accordance with the Archstone declaration of trust. Archstone-Smith may elect to satisfy this redemption request by delivering Archstone-Smith common shares or their cash equivalent. No additional consideration is payable in connection with the redemption of Archstone Class A-1 common units.
(2) The registration fee was previously paid by Archstone-Smith (File No. 333-63734).
(3) Includes the related preferred share and unit purchase rights.
(4) Pursuant to Rule 457(i), no additional registration fee is required.

                                                         ----------------

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE

     This post-effective amendment is being filed to correct an error in the filing fee table of the registration statement at the time it was declared effective. The number of Class A-1 common units reflected in the filing fee table should have been 26,800,413 rather than 15,204,441. Because the entire filing fee was previously paid, no additional filing fee is required. Except with respect to the additional Class A-1 common units being registered, the registration statement, including the joint consent solicitation statement/prospectus forming a part thereof, remains unchanged.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado on the 19th day of October, 2001.

                                         ARCHSTONE-SMITH TRUST


                                         By:  /s/ R. Scot Sellers
                                              ------------------------
                                              R. Scot Sellers
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                         TITLE                                DATE
          ---------                         -----                                ----
                                     Chief Executive Officer                 October 19, 2001
/s/ R. Scot Sellers                  (Principal Executive Officer
------------------------------
R. Scot Sellers
                                     Chief Financial Officer                 October 19, 2001
/s/ Charles E. Mueller, Jr. *        (Principal Financial Officer)
------------------------------
Charles E. Mueller, Jr.
                                     Controller and Senior Vice President    October 19, 2001
/s/ William Kell*                    (Principal Accounting Officer)
------------------------------
William Kell

ARCHSTONE COMMUNITIES TRUST          Trustee                                 October 19, 2001


By: /s/ R. Scot Sellers
    --------------------------
    R. Scot Sellers
    Chief Executive Officer

*By:  /s/ R. Scot Sellers
      ------------------------
      R. Scot Sellers
      Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado on the 19th day of October, 2001.

                                      ARCHSTONE COMMUNITIES TRUST


                                      By:  /s/ R. Scot Sellers
                                           --------------------------
                                           R. Scot Sellers
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                              TITLE                                  DATE
             ---------                              -----                                  ----
                                         Chairman and Chief Executive Officer          October 19, 2001
/s/ R. Scot Sellers                      (Principal Executive Officer
-----------------------------------
R. Scot Sellers
                                         Chief Financial Officer                       October 19, 2001
/s/ Charles E. Mueller, Jr. *            (Principal Financial Officer)
-----------------------------------
Charles E. Mueller, Jr.
                                         Controller and Senior Vice President          October 19, 2001
/s/ William Kell*                        (Principal Accounting Officer)
-----------------------------------
William Kell

/s/ James A. Cardwell*                   Trustee                                       October 19, 2001
-----------------------------------
James A. Cardwell

/s/ Ned S. Holmes*                       Trustee                                       October 19, 2001
-----------------------------------
Ned S. Holmes

/s/ James H. Polk, III*                  Trustee                                       October 19, 2001
-----------------------------------
James H. Polk, III

/s/ John M. Richman*                     Trustee                                       October 19, 2001
-----------------------------------
John M. Richman

/s/ John C. Schweitzer*                  Trustee                                       October 19, 2001
-----------------------------------
John C. Schweitzer

*By:  /s/ R. Scot Sellers
      -----------------------------
      R. Scot Sellers
      Attorney-in-fact